                                                                    EXHIBIT 99.2

                            PREDICTIVE SYSTEMS, INC.
                       STAND-ALONE STOCK OPTION AGREEMENT


                                    RECITALS

         A. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Corporation's grant of an option to Optionee.

         B. This Agreement is further executed pursuant to an employment agreement between the Optionee and the Corporation dated June 15, 2001 (the "Employment Agreement").

         C. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, in the attached Appendix or in the Employment Agreement.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The option shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

                  2. Option Term. This option shall have a maximum term of ten
(10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 7.

                  3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee's lifetime either as (i) a gift to one or more family members of Optionee's Immediate Family, to a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by Optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate.

                  4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 7.

                  5. Cessation of Service.

                           Subject to the terms of Section 10 of the Employment
Agreement, the terms of which shall control notwithstanding anything to the contrary set forth herein, The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with any of the following provisions that become applicable:

                           (i) Should Optionee cease to remain in Service for any reason (other than death, disability pursuant to Section 10(e) of the Employment Agreement, Permanent Disability or Misconduct) while this option is outstanding, then this option shall remain exercisable until the earlier of (A) the expiration of the three (3) month period measured from the date of such cessation of Service or (B) the Expiration Date.

                           (ii) Should Optionee die while holding this option, then Optionee's Beneficiary shall have the right to exercise this option until the earlier of (A) the expiration of the twelve (12) -month period measured from the date of Optionee's death or (B) the Expiration Date.

                           (iii) Should Optionee cease Service by reason of Permanent Disability, or by reason of disability as provided in Section 10(e) of the Employment Agreement, while this option is outstanding, then this option shall remain exercisable until the earlier of (A) the expiration of the twelve (12) -month period measured from the date of such cessation of Service or (B) the Expiration Date.

                           (iv) During the applicable post-Service exercise period, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable on the date of Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding to the extent this option is not otherwise at that time exercisable for vested shares.

                           (v) Should Optionee's Service be terminated for Misconduct or should Optionee engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to be outstanding.

                  6. Acceleration of Option. In the event of termination of employment pursuant to Sections 10(b) or 10(c)(ii) of the Employment Agreement, the terms of which shall control notwithstanding anything to the contrary set forth in this Agreement, a portion of this option, as specified in Sections 10(b) or 10(c)(ii) of the Employment Agreement, outstanding at that time, but not otherwise fully exercisable, shall accelerate and become exercisable. In accordance with Section 10(g) of the Employment Agreement, the terms of which shall control notwithstanding anything to the contrary set forth in this Agreement, in the event of a Change in Control or a Hostile Take-Over (collectively, a "Change of Control"), all or a portion of this option, as specified in Section 10(g) of the Employment Agreement, outstanding at that time, but not otherwise fully exercisable, shall accelerate and become exercisable. Any portion of this option that is not accelerated pursuant to this
Section 6 may be accelerated pursuant to Section 7(a) below, if applicable.

                  7. Special Acceleration of Option.

                           (a) In the event of a Change of Control, this option,
to the extent outstanding at that time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Change of Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Change of Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change of Control or (ii) this option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change of Control on the Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same option exercise schedule set forth in the Grant Notice.

                           (b) Immediately following the consummation of the
Change of Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change of Control.

                           (c) If this option is assumed in connection with a
Change of Control, then this option shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change of Control had the option been exercised immediately prior to such Change of Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                           (d) This Agreement shall not in any way affect the
right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  8. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

                  9. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

                  10. Manner of Exercising Option.

                           (a) In order to exercise this option with respect to
all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                                    (i) Execute and deliver to the Corporation a
         Notice of Exercise for the Option Shares for which the option is exercised.

                                    (ii) Pay the aggregate Exercise Price for
         the purchased shares in one or more of the following forms:

                                            (A) cash or check made payable to
                  the Corporation;

                                            (B) a promissory note payable to the
                  Corporation, but only to the extent authorized by the Administrator in accordance with Paragraph 15;

                                            (C) shares of Common Stock held by
                  Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                                            (D) through a special sale and
                  remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a Corporation-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and
                  (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                           Except to the extent the sale and remittance
                  procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                                    (iii) Furnish to the Corporation appropriate
         documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                                    (iv) Make appropriate arrangements with the
         Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all income and employment tax withholding requirements applicable to the option exercise.

                           (b) As soon as practical after the Exercise Date, the
Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                           (c) In no event may this option be exercised for any
fractional shares.

                  11. Reservation of Shares. The Corporation shall take all commercially reasonable actions necessary to reserve and make available for issuance a sufficient number of shares of the Common Stock for delivery under this Option Agreement. The Corporation shall promptly file a registration statement on Form S-8, (or any successor or other appropriate forms) with respect to the shares of Common Stock subject to this Option Agreement and shall use commercially reasonable best efforts to maintain the effectiveness of such registration statement or statements for so long as the option under this Agreement remains outstanding.

                  12. Compliance with Laws and Regulations.

                           (a) The exercise of this option and the issuance of
the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                           (b) The inability of the Corporation to obtain
approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

                  13. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee and Optionee's assigns and Beneficiaries.

                  14. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                  15. Financing. The Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Administrator in its sole discretion.

                  16. Construction. All decisions of the Administrator with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option, provided however, that any dispute or disagreement with respect to the Grant Notice, this Agreement or this option shall be resolved in accordance with Paragraph 21 below.

                  17. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without resort to that State's conflict-of-laws rules.

                  18. No Employment/Service Rights. Nothing in this Agreement shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                  19. Amendment. The Administrator shall have complete and exclusive power to amend or modify this Agreement in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to this option unless the Optioneee consents to such amendment or modification.

                  20. Leave of Absence. The following provisions shall apply upon the Optionee's commencement of an authorized leave of absence:

                                    (i) The exercise schedule in effect under
         the Grant Notice shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

                                    (ii) Should Optionee resume active Employee
         status within sixty (60) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Grant Notice, receive Service credit for the entire period of such leave. If Optionee does not resume active Employee status within such sixty (60)-day period, then no Service credit shall be given for the period of such leave.

                                    (iii) In no event shall this option become
         exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.



                  21. Dispute Resolution. Any dispute or disagreement arising out of or relating to this Agreement or the option shall be resolved by binding arbitration in accordance with Section 12(i) of the Employment Agreement.

                  22. Entire Agreement. This Agreement and the Employment Agreement contain the entire agreement between the parties with respect to the subject matter hereof and may be amended, modified or changed only by a written instrument executed by Optionee and the Corporation. No provision of this Agreement may be waived except by a writing executed and delivered by the party against which the waiver is being enforced. Any such written waiver will be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

                                    EXHIBIT I

                               NOTICE OF EXERCISE

                  I hereby notify Predictive Systems, Inc. (the "Corporation") that I elect to purchase _________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $
per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me pursuant to the Stand-Alone Notice of Stock Option Grant, on ____
___________.

                  Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.


------------------------------
Date

                                            ------------------------------------
                                            Optionee

                                            Address:
                                                     ---------------------------

                                            ------------------------------------


Print name in exact manner it is to
appear on the stock certificate:
                                            ------------------------------------

Address to which certificate is to be
sent, if different from address above:
                                            ------------------------------------

                                            ------------------------------------

Social Security Number:

Employee Number
                                            ------------------------------------

                                    APPENDIX

                  The following definitions shall be in effect under the
Agreement:

                  A. Administrator shall mean either the Board or a committee of the Board acting in its administrative capacity.

                  B. Agreement shall mean this Stand-Alone Stock Option Agreement, including the Appendix and the relevant Grant Notice.

                  C. Beneficiary shall mean, in the event the Administrator implements a beneficiary designation procedure, the person designated by Optionee, pursuant to such procedure, to succeed to Optionee's rights under the option evidenced by this Agreement to the extent the option is held by Optionee at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of Optionee or the person or persons to whom the option is transferred by will or the laws of descent and distribution.

                  D.  Board shall mean the Corporation's Board of Directors.

                  E. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

                           (a) a merger, consolidation or reorganization
approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction.,

                           (b) any stockholder-approved transfer or other
disposition of all or substantially all of the Corporation's assets, or

                           (c) the acquisition, directly or indirectly by any
person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board recommends such stockholders to accept.

                  F. Code shall mean the Internal Revenue Code of 1986, as amended.

                  G. Common Stock shall mean the Corporation's common stock.

                  H. Corporation shall mean Predictive Systems, Inc., a Delaware corporation.

                  I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                  J. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

                  K. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

                  L. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

                  M. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                                    (i) If the Common Stock is at the time
         traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                                    (ii) If the Common Stock is at the time
         listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  N. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

                  O. Grant Notice shall mean, with respect to each option, the relevant Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

                  P. Hostile Take-Over shall mean:

                                    (i) the acquisition, directly or indirectly,
         by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the

         Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                                    (ii) a change in the composition of the
         Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership (wherein stockholders may choose between separate and differing slates of nominees), to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

                  Q. Immediate Family of Optionee shall mean Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

                  R. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by Optionee, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not limit the grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

                  S. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

                  T. Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

                  U. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

                  V. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

                  W. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

                  X. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  Y. Service shall mean Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

                  Z. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

                  AA. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                            PREDICTIVE SYSTEMS, INC.

                    STAND-ALONE NOTICE OF STOCK OPTION GRANT

         You have been granted a Non-Statutory Stock Option to purchase shares of the Common Stock of Predictive Systems, Inc. (the "Company"):

         Name of Optionee:               Andrew Zimmerman

         Total Number of Shares:         1,100,000

         Exercise Price Per Share:       $ 3.73

         Date of Grant:                  June 15, 2001

         Date Exercisable:               This option may be exercised at any
                                         time after the Date of Grant subject to
                                         the Vesting Schedule below.

         Vesting Commencement Date:      June 15, 2001

         Vesting Schedule:               Except as otherwise provided under the
                                         Stock Option Agreement, the Option
                                         shall become vested and exercisable
                                         with respect to (i) twenty five percent
                                         (25%) of the Option Shares upon
                                         Optionee's completion of one year of
                                         Service measured from the Vesting
                                         Commencement Date and (ii) the balance
                                         of the Option Shares in a series of
                                         thirty-six (36) equal, successive
                                         monthly installments upon Optionee's
                                         completion of each month of Service
                                         over the thirty-six (36) month period
                                         measured from the first anniversary of
                                         the Vesting Commencement Date.

         Expiration Date:                June 14, 2011. This option may expire
                                         earlier as provided in Paragraph 5 or 6
                                         of the Stock Option Agreement.

         Type of Option:                 Non-Statutory

         By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement, which is attached to and made a part of this document.



OPTIONEE:                                 PREDICTIVE SYSTEMS, INC.

                                          By:
---------------------------------            -----------------------------------

                                          Title:

                            PREDICTIVE SYSTEMS, INC.

                    STAND-ALONE NOTICE OF STOCK OPTION GRANT

         You have been granted a Non-Statutory Stock Option to purchase shares of the Common Stock of Predictive Systems, Inc. (the "Company"):

         Name of Optionee:               Andrew Zimmerman

         Total Number of Shares:         400,000

         Exercise Price Per Share:       $ 7.46

         Date of Grant:                  June 15, 2001

         Date Exercisable:               This option may be exercised at any
                                         time after the Date of Grant subject to
                                         the Vesting Schedule below.

         Vesting Commencement Date:      June 15, 2001

         Vesting Schedule:               Except as otherwise provided under the
                                         Stock Option Agreement, the Option
                                         shall become vested and exercisable
                                         with respect to (i) twenty five percent
                                         (25%) of the Option Shares upon
                                         Optionee's completion of one year of
                                         Service measured from the Vesting
                                         Commencement Date and (ii) the balance
                                         of the Option Shares in a series of
                                         thirty-six (36) equal, successive
                                         monthly installments upon Optionee's
                                         completion of each month of Service
                                         over the thirty-six (36) month period
                                         measured from the first anniversary of
                                         the Vesting Commencement Date.

         Expiration Date:                June 14, 2011. This option may expire
                                         earlier as provided in Paragraph 5 or 6
                                         of the Stock Option Agreement.

         Type of Option:                 Non-Statutory

         By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement, which is attached to and made a part of this document.



OPTIONEE:                                 PREDICTIVE SYSTEMS, INC.

                                          By:
---------------------------------            -----------------------------------

                                          Title: